Exhibit 10.1

AMENDMENT
TO
2018 STOCK INCENTIVE PLAN
OF
AKOUSTIS TECHNOLOGIES, INC.

This Amendment (“Amendment”) to the 2018 Stock Incentive Plan (as amended, the “Existing Plan”; as amended hereby, the “Plan”) of Akoustis Technologies, Inc., a Delaware corporation (the “Company”), is adopted by the Company’s Board of Directors (the “Board”) as of August 26, 2022, subject to approval by the Company’s stockholders (the “Stockholders”).

Statement of Purpose

The Existing Plan was originally approved by the Board on August 24, 2018, and by the Stockholders on November 1, 2018, upon which date it became effective. Under Section 16(a) of the Existing Plan, the Board may amend the Existing Plan at any time, contingent on the approval of the Stockholders if Stockholder approval is required by applicable law. The Board has determined that it is in the best interests of the Company to amend the Existing Plan to: (1) increase the number of shares authorized for issuance and (2) increase the number of shares that may be issued as Incentive Stock Options.

NOW, THEREFORE, the Existing Plan is hereby amended as follows, subject to the approval of the Stockholders:

1. Capitalized Terms. All capitalized terms used and not defined in this Amendment shall have the meanings given thereto in the Existing Plan.

2. Amendment to Existing Plan.

Section 5(a) “Shares of Stock Subject to the Plan:” is hereby deleted in its entirety and replaced with the following:

“(a) Shares of Stock Subject to the Plan: Subject to adjustments as provided in this Section 5, the maximum aggregate number of shares of Common Stock that may be issued pursuant to Awards granted under the Plan shall not exceed 12,000,000 shares, plus any shares subject to an award granted under any of the Prior Plans, which Prior Plan award is at any time forfeited, cancelled, terminated, expires or lapses for any reason without the issuance of shares or pursuant to which such shares are forfeited or reacquired by the Company. Shares delivered under the Plan shall be authorized but unissued shares, treasury shares or shares purchased on the open market or by private purchase. The Company hereby reserves sufficient authorized shares of Common Stock to meet the grant of Awards hereunder.”

Section 5(b)(i) is hereby deleted in its entirety and replaced with the following:

“The maximum aggregate number of shares of Common Stock that may be issued under the Plan pursuant to the grant of Incentive Options shall not exceed 12,000,000 shares of Common Stock.”

3. Reference to and Effect on the Plan. The Plan, as amended hereby, and all other documents, instruments and agreements executed or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.

* *  *

Effective this 26th day of August 2022, subject to Stockholder approval.